Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913.307.1017

Mediware to Acquire Blood Management Consulting Company to Expand Services

Acquisition of Strategic Healthcare Group will launch new consulting, education and data resources.

LENEXA, KS AUGUST 6, 2012 – Mediware Information Systems, Inc. (NASDAQ: MEDW) today announced plans to acquire the assets of Indianapolis-based Strategic Healthcare Group LLC (SHG), a leading provider of blood management consulting, education and informatics solutions. Mediware will leverage SHG’s deep clinical consulting expertise, prestigious customer relationships and blood management comparative data to expand product and services offerings and further enhance the company’s position as the leading provider of blood management solutions. Mediware currently supports more than 500 hospital and blood center facilities with transfusion, laboratory, performance management and blood donor recruitment software solutions.

Founded in 2006 by CEO Timothy Hannon, MD, MBA, SHG developed the Strategic Blood Management™ System and a suite of informatics tools including the BloodStat® Multidimensional Analytics database as part of a unique solution offering that includes a combination of consulting, education and process improvement using comparative data analysis. Over the past six years SHG has partnered with major blood collection centers and healthcare systems across the US to help these organizations improve blood utilization and realize millions of dollars in cost savings.

“The addition of Strategic Healthcare Group, including Dr. Hannon and his experienced team of clinicians, is a great strategic fit for Mediware and our deep commitment to the blood industry,” said Thomas Mann, Mediware’s president and chief executive officer. “SHG has developed a very solid industry reputation for its ability to help prominent organizations improve blood utilization to lower costs and improve patient safety. We believe the combination of SHG’s products and expertise, with our software and large base of prestigious hospital customers, will provide additional growth opportunities and enhance our overall market position.”

SHG’s Strategic Blood Management™ System is an end-to-end consulting and information technology solution designed to sustainably improve blood utilization in hospitals of every size and complexity. SHG’s strategy leverages experienced clinicians to help customers identify and implement large scale change initiatives. Customers implementing these programs also have access to SHG’s robust informatics suite that incorporates learning management, knowledge management and data management. These include the Blood Management University®, Blood Management Exchange®, and BloodStat® Multidimensional Analytics products.

“Our strategy has relied on taking a data-driven, multi-disciplinary approach to establish evidence-based transfusion guidelines and clinical best practices to promote the safe and optimal use of blood products in patient care,” said Dr. Hannon. “While the success of our clients can be measured in efficiency gains and cost controls, our focus is really on helping organizations establish standards of care that increase patient safety and improve patient outcomes.

“I’ve known Mediware for many years and have always been impressed with the company’s commitment to effective and efficient patient care,” continued Dr. Hannon.  “I believe that the combination of our deep subject matter expertise, with Mediware’s technology products that span the entire blood supply chain, will create new opportunities for us to analyze and improve the efficiency of blood component therapies. As a physician and an advocate for healthcare quality, I am truly excited about the potential.”

Mediware to Acquire Strategic Healthcare Group
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Of particular interest to Mediware is the BloodStat analytics technology and data, which includes more than eight million patient encounters of hospitals who have established effective blood management programs. This dataset is believed to be the industry’s largest and most representative sample of benchmark data for blood use in community and academic hospitals. This database and online portal delivers a comprehensive view of blood utilization with clinical and financial data, enabling customers to track performance and compare their results against a pool of similar organizations. Using this data-driven approach helps customers identify changes, quantify the impact of the programs, and track progress against other participating facilities.

“SHG’s focus on performance and quality improvement in the blood industry is highly aligned with Mediware’s efforts using the InSight technology to track performance in major hospitals and blood centers,” continued Mr. Mann. “Adding specific subject matter expertise to consult with customers and help them analyze, improve and control blood management processes is an important addition to our portfolio of products. SHG’s deep experience in these areas will offer customers a significant advantage in developing improvement programs that drive change and lower costs, while staying focused on improving patient outcomes.”

Mediware has been focused on performance management and analytics since its acquisition of the Insight technology in 2009. Since then, the company has integrated the InSight Performance Management technology with its core software products, including HCLL™ Transfusion for hospital blood banks and the LifeTrak® software for blood centers. The InSight software has been licensed by major blood centers, including BloodCenter of Wisconsin and Kansas City Community Blood Center, as well as major hospitals and the Military Health System through Mediware’s recent contracts with the U.S. Department of Defense. The InSight software is currently used by customers to help track blood management functions such as utilization, transfusion appropriateness and inventory management.

Mediware expects to close on the transaction within 60 days and plans to maintain the Strategic Healthcare Group brand.

About Mediware
Mediware delivers interoperable, best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; cell therapy solutions for cord blood banks, cancer treatment centers and research facilities; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

About Strategic Healthcare Group
Strategic Healthcare Group LLC is the leading provider of blood management consulting, education and informatics solutions to drive sustainable value for quality-driven hospitals, healthcare systems and blood collection operations across the U.S. Hospitals using our Strategic Blood Management™ services have achieved significant reductions in blood utilization resulting in millions of dollars in cost savings through reduction of unnecessary transfusions while improving patient safety and the quality of care. Our methods are evidence based, patient centered, data driven and systems oriented.  Information is available at www.bloodmanagement.com

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